EXHIBIT 2.18

AMENDMENT NO. 2
Dated as of October 18, 2019
to
TERM LOAN CREDIT AGREEMENT
Dated as of June 8, 2018
THIS AMENDMENT NO. 2 (this “Amendment”) is made as of October 18, 2019 by and among Takeda Pharmaceutical Company Limited, a joint-stock company organized and existing under the laws of Japan, (the “Company”), the financial institutions listed on the signature pages hereof and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), under that certain Term Loan Credit Agreement dated as of June 8, 2018 by and among the Company, the Lenders and the Administrative Agent, and amended by Amendment No. 1 dated December 20, 2018 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.
WHEREAS, the Company has requested that the requisite Lenders and the Administrative Agent agree to make certain amendments to the Credit Agreement;
WHEREAS, the Company, the Lenders party hereto and the Administrative Agent have so agreed on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment.
1.Amendments to the Credit Agreement. Effective as of the Amendment No. 2 Effective Date (as defined below), the parties hereto agree that:
(a)    The definition of “Consolidated Net Debt” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following definition:
“Consolidated Net Debt” means, as of any date of determination, the aggregate amount of Borrowed Debt of the Consolidated Group determined on a Consolidated basis as of such date, minus all unrestricted cash and cash equivalents of the Consolidated Group; provided, however, that an amount equivalent to fifty percent (50%) of the aggregate principal amounts of the Japanese Yen hybrid bonds (subordinated bonds) issued by the Borrower in June 2019 shall be deducted from the Consolidated Net Debt of the Borrower.
(b)    The definition of “Acquisition” in Section 1.01 of the Credit Agreement is hereby amended to replace the term “Parent” appearing therein with the term “Borrower”.
(c)    The definition of “Debt” in Section 1.01 of the Credit Agreement is hereby amended to delete subclause (e) and renumber the remaining clauses accordingly.
(d)    The definition of “Subsidiary” in Section 1.01 of the Credit Agreement is hereby amended to insert the following sentence at the end thereof:

“Any reference herein to a “Subsidiary”, unless otherwise specified, shall constitute a reference to any Subsidiary of the Borrower.”
(e)    Section 1.01 of the Credit Agreement is hereby amended to insert the following definitions therein in appropriate alphabetical sequence:
“BHC Act Affiliate” of a party means an “affiliate’ (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning assigned to it in Section 9.21.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned to it in Section 9.21.
“Supported QFC” has the meaning assigned to it in Section 9.21.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.
“U.S. Special Resolution Regimes” has the meaning assigned to it in Section 9.21
(f)    The grids contained Section 5.03 of the Credit Agreement are hereby deleted in their entirety and replaced with the grids below:

Testing Date (if fiscal year-end is March 31)	Ratio Level
September 30, 2019 (if the Closing Date occurs on or prior to June 30, 2019)	5.95 to 1.00
March 31, 2020 and September 30, 2020	5.35 to 1.00
March 31, 2021 and September 30, 2021	4.70 to 1.00
March 31, 2022 and thereafter	4.10 to 1.00

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Testing Date (if fiscal year-end is December 31)	Ratio Level
June 30, 2019 (if the Closing Date occurs on or prior to March 31, 2019) and December 31, 2019	5.95 to 1.00
June 30, 2020 and December 31, 2020	5.35 to 1.00
June 30, 2021 and December 31, 2021	4.70 to 1.00
June 30, 2022 and thereafter	4.10 to 1.00

(g)    Section 5.03 of the Credit Agreement is hereby amended to insert the phrase “(other than the Target Acquisition)” immediately after the phrase “in connection with an Acquisition” appearing in the first sentence of the penultimate paragraph appearing therein.
(h)    Article IX of the Credit Agreement is hereby amended to insert the following Section 9.21 at the end thereof:
“SECTION 9.21. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.”

2.    Conditions of Effectiveness. The effectiveness of this Amendment (the “Amendment No. 2 Effective Date”) is subject to the following conditions precedent:
(a)    The Administrative Agent shall have received counterparts of this Amendment duly executed by the Company and the Required Lenders.

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(b)    The Administrative Agent shall have received payment of the Administrative Agent’s and its affiliates’ fees and reasonable out-of-pocket expenses (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent) in connection with this Amendment to the extent invoiced at least one (1) Business Day prior to the Amendment No. 2 Effective Date.
3.    Representations and Warranties of the Company. The Company hereby represents and warrants that this Amendment has been duly executed and delivered by the Company. This Amendment and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
4.    Reference to and Effect on the Credit Agreement.
(a)    Upon the Amendment No. 2 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement as amended hereby.
(b)    Each Loan Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
(c)    Except with respect to the subject matter hereof or otherwise confirmed specifically in writing, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent, the Lenders or the Borrower, nor constitute a waiver thereby of any provision of the Credit Agreement, the Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith, which shall remain unchanged and binding on such parties.
(d)    This Amendment is a Loan Document under (and as defined in) the Credit Agreement.
5.    Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.
6.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
7.    Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.

[Signature Pages Follow]

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

TAKEDA PHARMACEUTICAL COMPANY LIMITED,
as the Company

By: /s/ Costa Saroukos
Name: Costa Saroukos
Title: Chief Financial Officer

Signature Page to Amendment No. 2 to
Term Loan Credit Agreement

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By: /s/ Takenori Yoneda
Name: Takenori Yoneda
Title: Executive Director

JPMORGAN CHASE BANK, N.A., TOKYO BRANCH, as a Lender

By: /s/ Takenori Yoneda
Name: Takenori Yoneda
Title: Executive Director

Signature Page to Amendment No. 2 to
Term Loan Credit Agreement

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By: /s/ Makoto Takashima
Name: Makoto Takashima
Title: President and Chief Executive Officer

Signature Page to Amendment No. 2 to
Term Loan Credit Agreement

MUFG BANK, LTD., as a Lender

By: /s/ Ichiro Numashima
Name: Ichiro Numashima
Title: Executive Officer, Managing Director,
Head of Corporate Banking Division No. 5

Signature Page to Amendment No. 2 to
Term Loan Credit Agreement

MIZUHO BANK, LTD, as a Lender

By: /s/ Taku Ishikawa
Name: Taku Ishikawa
Title: General Manager

Signature Page to Amendment No. 2 to
Term Loan Credit Agreement

THE NORINCHUKIN BANK, as a Lender

By:	/s/ Kunio Takeuchi Name: Kunio Takeuchi Title: Deputy General Manager

Signature Page to Amendment No. 2 to
Term Loan Credit Agreement

BANK OF AMERICA, N.A., TOKYO BRANCH, as a Lender

By:	/s/ Miwa Ohmori Name: Miwa Ohmori Title: Representative in Japan

Signature Page to Amendment No. 2 to
Term Loan Credit Agreement

BARCLAYS BANK PLC, TOKYO BRANCH, as a Lender

By:	/s/ Kosuke Morihara Name: Kosuke Morihara Title: Representative in Japan

Signature Page to Amendment No. 2 to
Term Loan Credit Agreement

BNP PARIBAS (ACTING THROUGH ITS TOKYO BRANCH), as a Lender

By:	/s/ James Gibson Name: James Gibson Title: Representative in Japan

Signature Page to Amendment No. 2 to
Term Loan Credit Agreement

SUMITOMO MITSUI TRUST BANK, LIMITED, as a Lender

By:	/s/ Shigenori Ikemura Name: Shigenori Ikemura Title: Executive Officer General Manager

Signature Page to Amendment No. 2 to
Term Loan Credit Agreement

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED, TOKYO BRANCH, as a Lender

By:	/s/ Edward Weeks Name: Edward Weeks Title: Representative in Japan

Signature Page to Amendment No. 2 to
Term Loan Credit Agreement

NOMURA CAPITAL INVESTMENT CO, LTD, as a Lender

By:	/s/ Masahiro Goto Name: Masahiro Goto Title: President

Signature Page to Amendment No. 2 to
Term Loan Credit Agreement

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., TOKYO BRANCH, as a Lender

By:	/s/ Michio Ryu Name: Michio Ryu Title: General Manager

Signature Page to Amendment No. 2 to
Term Loan Credit Agreement

BANK OF CHINA LIMITED, TOKYO BRANCH, as a Lender

By:	/s/ Fan Liping Name: Fan Liping Title: Deputy General Manager

Signature Page to Amendment No. 2 to
Term Loan Credit Agreement

COMMERZBANK AG TOKYO BRANCH, as a Lender

By:	/s/ Sandrina Zurmuehlen Name: Sandrina Zurmuehlen Title: Country CEO Japan

Signature Page to Amendment No. 2 to
Term Loan Credit Agreement

CRÈDIT AGRICOLE CORPORATE AND INVESTMENT BANK, TOKYO BRANCH, as a Lender

By:	/s/ Hiroyuki Ueno Name: Hiroyuki Ueno Title: Managing Director

By:	/s/ Satoshi Oda Name: Satoshi Oda Title: Managing Director

Signature Page to Amendment No. 2 to
Term Loan Credit Agreement

DBS BANK LTD., TOKYO BRANCH, as a Lender

By:	/s/ Takako Furuhashi Name: Takako Furuhashi Title: BRANCH MANAGER

Signature Page to Amendment No. 2 to
Term Loan Credit Agreement

ING BANK N.V., TOKYO BRANCH, as a Lender

By:	/s/ Katsuhiko Kado Name: Katsuhiko Kado Title: Director

By:	/s/ Yuichi Hirasawa Name: Yuichi Hirasawa Title: Director

Signature Page to Amendment No. 2 to
Term Loan Credit Agreement

INTESA SANPAOLO S.P.A. TOKYO BRANCH, as a Lender

By:	/s/ Rosario Pedicini Name: Rosario Pedicini Title: General Manager

Signature Page to Amendment No. 2 to
Term Loan Credit Agreement

NIPPON LIFE INSURANCE COMPANY, as a Lender

By:	/s/ Masaru Nakamura Name: Masaru Nakamura Title: CEO

Signature Page to Amendment No. 2 to
Term Loan Credit Agreement

STANDARD CHARTERED BANK, TOKYO BRANCH, as a Lender

By:	/s/ Sho Takeuchi Name: Sho Takeuchi Title: Associate Director

Signature Page to Amendment No. 2 to
Term Loan Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION (ACTING THROUGH ITS SINGAPORE BRANCH), as a Lender

By:	/s/ James Chiun Chai Chie Name: James Chiun Chai Chie Title: Director, Corporate Banking Singapore

Signature Page to Amendment No. 2 to
Term Loan Credit Agreement

THE BANK OF NEW YORK MELLON, TOKYO BRANCH, as a Lender

By:	/s/ Douglas L.Hymas Name: Douglas L.Hymas Title: Managing Director

Signature Page to Amendment No. 2 to
Term Loan Credit Agreement